EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-52516, No. 333-87102, No. 333-81836, No. 333-69284 and No. 333-66258 and Forms S-3 No. 333-87082 and No. 333-83820) as amended, and in the related Prospectus of Stratos Lightwave, Inc. of our report dated June 23, 2003, except for Note 17, as to which the date is July 2, 2003, with respect to the consolidated financial statements and schedules of Stratos Lightwave, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2003.

Chicago, Illinois
July 28, 2003